Exhibit 99.3
ELECTION FORM AND LETTER OF TRANSMITTAL
TO ACCOMPANY COMMON UNITS
OF
K-SEA TRANSPORTATION PARTNERS L.P.
This Election Form and Letter of Transmittal is being delivered in connection with the merger (the “Merger”) contemplated by that Agreement and Plan of Merger, dated as of March 13, 2011, as may be amended from time to time (the “Merger Agreement”), by and among Kirby Corporation (“Kirby”), K-Sea Transportation Partners L.P. (“K-Sea”), KSP Merger Sub, LLC, KSP Holding Sub, LLC, KSP LP Sub, LLC, K-Sea General Partner L.P., K-Sea IDR Holdings LLC, and K-Sea General Partner GP LLC.
PLEASE SEE THE ENCLOSED INFORMATION AND INSTRUCTION BOOKLET FOR
INFORMATION AND INSTRUCTIONS ABOUT THIS FORM
Before completing this Election Form and Letter of Transmittal, you should carefully read it in its entirety, along with the accompanying Information and Instruction Booklet. We also strongly encourage you to read the proxy statement/prospectus mailed to K-Sea unitholders (the “Proxy Statement/Prospectus”), including the annexes attached thereto and the documents incorporated therein by reference, before completing these materials.
Return this completed Election Form and Letter of Transmittal, together with any physical unit certificate(s) (the “Unit Certificates”) representing the K-Sea common units covered by this Form and/or accompanied by an “agent’s message,” to the Exchange Agent, Computershare Trust Company, N.A., as follows:

By Overnight Courier:	By Mail:
Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
250 Royall Street	P.O. Box 43011
Canton, MA 02021	Providence, RI 02940-3011
TO MAKE A VALID ELECTION, THE EXCHANGE AGENT MUST RECEIVE THIS FORM (INCLUDING A COMPLETE SUBSTITUTE FORM W-9), TOGETHER WITH THE UNIT CERTIFICATE(S) (OR A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY OF SUCH UNIT CERTIFICATES BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DESCRIBED BELOW) AND/OR AN “AGENT’S MESSAGE” REPRESENTING THE K-SEA COMMON UNITS COVERED BY THIS FORM BY NO LATER THAN 5:00 P.M., NEW YORK TIME, ON [•] (THE “ELECTION DEADLINE”).
NOTICE OF GUARANTEED DELIVERY IS ONLY AVAILABLE FOR K-SEA UNITHOLDERS HOLDING PHYSICAL UNIT CERTIFICATES AS OF THE ELECTION DEADLINE. DELIVERY WILL BE EFFECTED, AND RISK OF LOSS AND TITLE TO THE UNIT CERTIFICATES OR BOOK-ENTRY COMMON UNITS OF K-SEA WILL PASS, ONLY UPON PROPER DELIVERY OF SUCH UNIT CERTIFICATES OR BOOK-ENTRY COMMON UNITS TO THE EXCHANGE AGENT AND UPON ADHERENCE TO THE PROCEDURES SET FORTH IN THIS ELECTION FORM AND LETTER OF TRANSMITTAL.
PART 1. About You and Your Unit Certificates — To be completed only by K-Sea unitholders submitting Unit Certificates
DESCRIPTION OF UNIT(S) ENCLOSED

Name(s) and Address(es) of Certificate Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s) for K-Sea common units)
	Certificate Number(s)	Total Number of Units Represented by Unit Certificate(s)

Total Units:
☐ Check here if Unit Certificates have been lost, stolen or destroyed. See Part 1 of the Information and Instruction Booklet.
VOLUNTARY CORPORATE ACTION COY: KEX

PART 2.	Election Options and Required Signatures — To be completed by all K-Sea unitholders irrespective of the form in which you hold your K-Sea units
A. Election
ELECTION AUTHORIZATION
The undersigned elects (the “Election”) to have the undersigned’s common units of K-Sea (“K-Sea common units”) converted into the right to receive the merger consideration for K-Sea common units (subject to the consummation of the Merger and the terms and conditions of the Merger Agreement, including the adjustment procedures described below) as indicated below:

☐	CASH ELECTION. CHECK HERE TO ELECT TO RECEIVE CASH FOR THE FOLLOWING NUMBER OF YOUR K-SEA COMMON UNITS BEING EXCHANGED, SUBJECT TO ADJUSTMENT AS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED IN THE INFORMATION AND INSTRUCTION BOOKLET AND SUBJECT TO THE CONSUMMATION OF THE MERGER:

(Number of K-Sea common units to be exchanged for cash)

☐	MIXED ELECTION. CHECK HERE TO ELECT TO RECEIVE A COMBINATION OF CASH AND SHARES OF KIRBY STOCK (IN THE AMOUNTS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED IN THE INFORMATION AND INSTRUCTION BOOKLET) FOR THE FOLLOWING NUMBER OF YOUR K-SEA COMMON UNITS BEING EXCHANGED, SUBJECT TO ADJUSTMENT AS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED IN THE INFORMATION AND INSTRUCTION BOOKLET AND SUBJECT TO THE CONSUMMATION OF THE MERGER:

(Number of K-Sea common units to be exchanged for the mixed consideration)

IN THE EVENT YOU MAKE A MIXED ELECTION, NO CERTIFICATES OR SCRIP REPRESENTING FRACTIONAL SHARES OF KIRBY COMMON STOCK OR BOOK-ENTRY CREDIT OF THE SAME WILL BE ISSUED. IN LIEU OF FRACTIONAL SHARE INTERESTS, YOU WILL RECEIVE CASH WITH A VALUE EQUAL TO THE FRACTIONAL SHARE INTEREST TO WHICH YOU WOULD HAVE OTHERWISE BEEN ENTITLED MULTIPLIED BY $55.54.
IF THE EXCHANGE AGENT DOES NOT RECEIVE THIS PROPERLY COMPLETED FORM PRIOR TO THE ELECTION DEADLINE, YOUR K-SEA COMMON UNITS WILL BE TREATED AS “NON-ELECTING COMMON UNITS” PURSUANT TO THE MERGER AGREEMENT. NON-ELECTING COMMON UNITS WILL BE ENTITLED TO RECEIVE, UPON SUBMISSION OF PROPERLY COMPLETED TRANSMITTAL MATERIALS FOLLOWING THE CLOSING OF THE MERGER, MERGER CONSIDERATION AS IF A CASH ELECTION HAD BEEN MADE WITH RESPECT TO SUCH UNITS.
VOLUNTARY CORPORATE ACTION COY: KEX

B. Required Signatures
(1)	All K-Sea unitholders must sign and complete the information in the first box below.
IMPORTANT — SIGN HERE
(The person(s) signing here should also complete the Substitute Form W-9 included in Part 2.D.)

Signature(s) of Owner(s):

Name(s):

Capacity, if applicable (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:

(Must be signed by the registered holder(s) exactly as such name(s) appear(s) on the Unit Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by Unit Certificate(s) and documents transmitted herewith.) If multiple holders improperly complete this section, then such holders will not be considered to have made a proper election.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above, including full title.
(2)	The following box need only be completed if:
•	The signature(s) provided above does not correspond to the signature(s) on the Unit Certificate(s);

•	If any check(s) are to be made payable to and/or Kirby shares are to be registered in, names other than those appearing on the Unit Certificate(s) and/or the book-entry position relating to the K-Sea units covered by this Form; or

•	If there are any special delivery instructions.
SIGNATURE GUARANTEE(S)
FOR USE BY FINANCIAL INSTITUTIONS ONLY
FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized signature(s):

Name:

Title:

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:

VOLUNTARY CORPORATE ACTION COY: KEX

C. DELIVERY OF K-SEA COMMON UNITS
☐	CHECK HERE IF UNIT CERTIFICATE(S) ARE BEING DELIVERED HEREWITH.

Note: If such Unit Certificate(s) are not immediately available for transfer and you hold such units in certificate form as of the Election Deadline, you may deliver the K-Sea common units represented by such Unit Certificates by properly completing the Notice of Guaranteed Delivery section in Part 5.

☐	CHECK HERE IF K-SEA COMMON UNITS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER K-SEA COMMON UNITS BY BOOK-ENTRY TRANSFER):

Name(s) of Delivering Institution:__________________________________

Account Number:______________________________________________

Transaction Code Number:_______________________________________

Note: Notice of Guaranteed Delivery procedures are NOT available for units being delivered through book-entry transfer.
VOLUNTARY CORPORATE ACTION COY: KEX

D.	The Substitute Form W-9 BELOW must be completed and signed if you are a U.S. person (including a U.S. resident alien). PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER (“TIN”) AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING.

SUBSTITUTE
FORM W-9
Department of the Treasury Internal Revenue Service (“IRS”)
Payer’s Request for TIN and Certification
Name:
Please check the appropriate box indicating your status:
☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Limited liability company Enter the tax classification (D = disregarded entity, C = corporation, P = partnership) _____ ☐ Other
Address (number, street, and apt. or suite no.):
City, state and ZIP code:
☐ Exempt payee

Part I            TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. The TIN provided must match the name given on Line 1 to avoid backup withholding. For most individuals, this is your social security number. If you do not have a number, see the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 beginning on page 11 of the enclosed Information and Instruction Booklet. If you are awaiting a TIN, write “Applied For” in this Part I and complete the “Certificate Of Awaiting Taxpayer Identification Number” below.
______________________________ Social Security Number OR ______________________________ Employer Identification Number
Part II            Certification Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. citizen or other U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person:	Date
NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE IRS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that I will be subject to backup withholding on payments other than interest, dividends and certain payments relating to readily tradable instruments and that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person:	Date
VOLUNTARY CORPORATE ACTION COY: KEX

PART 3. Special Transfer or Payment Instructions
The check for cash payments, if any, and/or Kirby share(s) from the exchange of your K-Sea common units, if any, will be issued in the name(s) printed in the first box of Part 2.B. unless you indicate a different name below, in which case both your signature and a Signature Guarantee are required. The new account holder must complete the Substitute Form W-9 set forth in Part 2.D. above.
SPECIAL PAYMENT AND ISSUANCE INSTRUCTIONS
(See Part 3 of the Instructions)
To be completed ONLY if the check is to be payable to, and/or Kirby share(s) are to be issued in the name(s) other than the person(s) listed in the first box of Part 2.B. above. For additional payment and/or issuance instructions, please attach an additional sheet.

Issue:	☐ Check

☐ Kirby shares

To:

_____________________________________________________________ Name (Please print: First, Middle & Last Name)

_____________________________________________________________ Address (Number and Street)

_____________________________________________________________ (City, State & Zip Code)

_____________________________________________________________ Tax Identification or Social Security Number
PART 4. Special Delivery Instructions
The check for cash payments, if any, from the exchange of your K-Sea common units will be mailed to the address shown in Part 2.B. unless you indicate a different address below. Any Kirby shares you may receive in connection with the Merger will be registered in book-entry form.
SPECIAL DELIVERY INSTRUCTIONS
(See Part 4 of the Instructions)
To be completed ONLY if the check is to be mailed to someone other than registered holder(s) or to the registered holder(s) at an address other than that indicated above in the first box of Part 2.B. For additional delivery instructions, please attach an additional sheet.

Mail:	☐ Check

To:
_____________________________________________________________ Name (Please print: First, Middle & Last Name)

_____________________________________________________________ Address (Number and Street)

_____________________________________________________________ (City, State & Zip Code)

_____________________________________________________________ Tax Identification or Social Security Number
VOLUNTARY CORPORATE ACTION COY: KEX

K-SEA TRANSPORTATION PARTNERS L.P.
INFORMATION AND INSTRUCTION BOOKLET
     This Information and Instruction Booklet provides you with instructions on how to complete your Election Form and Letter of Transmittal, answers some frequently asked questions and briefly describes the election procedures. We urge you to read the Instructions carefully and review the Frequently Asked Questions, which begin on Page 8, as well as the proxy statement/prospectus (the “Proxy Statement/Prospectus”) regarding the merger (the “Merger”) contemplated by the Merger Agreement (as defined below) which has been mailed to unitholders of K-Sea Transportation Partners L.P. (“K-Sea”). After reviewing these materials, complete the Election Form and Letter of Transmittal and send it in the enclosed return envelope along with your certificate(s) (or notice of guaranteed delivery) and/or an “agent’s message” representing the K-Sea common units covered by the Election Form to the Exchange Agent, Computershare Trust Company, N.A. If you have additional questions after reading these materials, you should contact the Information Agent, Georgeson Inc. at 866-278-8941 (toll free).
THE DEADLINE FOR RECEIPT OF YOUR ELECTION FORM AND LETTER OF
TRANSMITTAL, TOGETHER WITH THE CERTIFICATE(S) (OR PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY OF SUCH PHYSICAL CERTIFICATES BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DESCRIBED BELOW) AND/OR AN “AGENT’S MESSAGE” REPRESENTING THE K-SEA COMMON UNITS COVERED BY THE FORM, IS 5:00 P.M., NEW YORK TIME, ON [•], 2011
     The following Instructions, together with the remainder of this Booklet and the Proxy Statement/Prospectus, including the annexes attached thereto, form part of the terms and conditions of the Election Form and Letter of Transmittal. All elections are subject to the terms and conditions of the Agreement and Plan of Merger, dated as of March 13, 2011, as may be amended from time to time (the “Merger Agreement”), by and among Kirby Corporation (“Kirby”), K-Sea, KSP Merger Sub, LLC, KSP Holding Sub, LLC, KSP LP Sub, LLC, K-Sea General Partner L.P., K-Sea IDR Holdings LLC, and K-Sea General Partner GP LLC. A copy of the Merger Agreement has been furnished to you as an annex to the Proxy Statement/Prospectus. Additional copies of the Proxy Statement/Prospectus are available from the Exchange Agent or the Information Agent upon request.
INSTRUCTIONS FOR COMPLETING
THE ELECTION FORM AND LETTER OF TRANSMITTAL
PART 1. ABOUT YOU AND YOUR UNIT CERTIFICATES — FOR HOLDERS OF CERTIFICATED UNITS ONLY
For K-Sea unitholders submitting physical certificates representing K-Sea common units (“Unit Certificates”), Part 1 of the Election Form and Letter of Transmittal should show your name and address of record, as well as and the number of units owned by you which are represented by Unit Certificates and which are being submitted to the Exchange Agent along with the completed Election Form and Letter of Transmittal, as well as the certificate numbers relating to such Unit Certificates.

If any of your Unit Certificates have been lost, stolen or destroyed, please contact K-Sea’s transfer agent, American Stock Transfer and Trust Company LLC, for instructions on how to replace your Unit Certificates.
PART 2. ELECTION OPTIONS AND REQUIRED SIGNATURES
The terms of the Merger Agreement allow you to elect the form of consideration you wish to receive in exchange for your K-Sea common units. For more information, please refer to the Proxy Statement/Prospectus.

A.	Time in Which to Elect

In order for an election to be effective, Computershare must receive a properly completed Election Form and Letter of Transmittal prior to 5:00 p.m., New York time, on [•], 2011 (the “Election Deadline”). In order for an Election Form and Letter of Transmittal to be deemed properly completed, it must (i) be accompanied by one or more Unit Certificates(s) (or by a notice of guaranteed delivery of such Unit Certificate(s) in accordance with the procedures set forth herein) and/or (ii) in connection with any book-entry transfer of K-Sea common units, be accompanied by receipt of an “agent’s message” by Computershare.
If Computershare has not received your properly completed Election Form and Letter of Transmittal by the Election Deadline, you will be deemed to not have made an election and your K-Sea common units will be treated as “Non-Electing Common Units” pursuant to the Merger Agreement. Non-Electing Common Units will be entitled to receive, upon submission of properly completed transmittal materials following the closing of the Merger, merger consideration as if a Cash Election (as defined below) had been made with respect to such units.

For instructions regarding revocations of elections and the time in which such revocations can be made, see Section F of this Part 2 below and Question B.9. under the Frequently Asked Questions below.

B.	Elections

The Election Form and Letter of Transmittal provides for your election (subject to the consummation of the Merger and the terms and conditions of the Merger Agreement, including the adjustment procedures summarized below) to have your K-Sea common units converted into the right to receive the merger consideration set forth below:
(1)	$8.15 in cash, without interest (such election, a “Cash Election” and such consideration, the “Cash Consideration”); or

(2)	a combination of $4.075 in cash, without interest, and 0.0734 of a share of Kirby common stock (such election, a “Mixed Election” and such consideration, the “Mixed Consideration”).
As noted above, your election is subject to certain terms and conditions set forth in the Merger Agreement and described in the Proxy Statement/Prospectus, including the adjustment procedures summarized in Section E below. The Merger Agreement is included as an annex to the Proxy Statement/Prospectus. Additional copies of the Proxy Statement/Prospectus may be requested from the Exchange Agent. You are strongly urged to read the Proxy Statement/Prospectus, including the annexes attached thereto and the documents incorporated therein by reference, and to discuss the contents thereof, the Merger and the Election Form and Letter of Transmittal with your personal financial and tax advisors before deciding which election to make. The tax consequences to a holder of K-Sea common units may vary depending on the election such holder makes and a number of other factors.

C.	Cash Election

If you elect to make a Cash Election, you should check the “Cash Election” box on page 2 of the Election Form and Letter of Transmittal and indicate the number of K-Sea common units with respect to which you are making a Cash Election.

Holders of K-Sea common units who make a Cash Election will receive, for each K-Sea common unit with respect to which a Cash Election has been made, the Cash Consideration, subject to the adjustment procedures summarized below.

D.	Mixed Election

If you elect to make a Mixed Election, you should check the “Mixed Election” box on page 2 of the Election Form and Letter of Transmittal and indicate the number of K-Sea common units with respect to which you are making a Mixed Election.

Kirby will not issue any fractional Kirby shares in connection with the Merger. Instead, cash will be paid in lieu of any fractional Kirby shares to which a K-Sea unitholder would otherwise be entitled to receive in the Merger.

E.	Adjustment

Under the terms of the Merger Agreement, if, prior to the completion of the Merger, (i) the outstanding K-Sea common units or shares of Kirby common stock are changed into a different number of units or shares by reason of any split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction, or (ii) any distribution payable in equity interests on such units or shares is declared, then the merger consideration payable to the holders of K-Sea common units will be appropriately adjusted to allow for the same economic as currently contemplated.

F.	Special Considerations
(1)	Units Held by Brokers, Banks or Other Nominees. Holders of K-Sea common units who hold such units with a broker, bank or other nominee should promptly contact such broker, bank or other nominee and follow their instructions as to the procedures for electing the consideration such holders desire to receive in the Merger and for exchanging such K-Sea common units.

(2)	Revocation of Elections. An election may be revoked by the person(s) making the election by a written notice signed and dated by that person(s) and received by the Exchange Agent prior to the Election Deadline, identifying the name of the registered holder of the K-Sea common units being revoked and, if applicable, the serial numbers shown on the Unit Certificate(s). In the event of a revocation, the K-Sea common units that are revoked will become Non-Electing Common Units, and Kirby will cause the Unit Certificate(s) representing such units and/or book-entry units to be promptly returned without charge; provided, that a subsequent election may be made with respect to any or all of such units for which the election was revoked by delivering a properly completed Election Form and Letter of Transmittal, together with Unit Certificates (or a properly completed notice of guaranteed delivery of such physical certificates by an eligible guarantor institution) and/or an “agent’s message” representing the K-Sea common units for which a subsequent election is being made, to the Exchange Agent prior to the Election Deadline.

(3)	General. Any disputes regarding your election or the elections made by other K-Sea unitholders will be resolved by the Exchange Agent, in consultation with both K-Sea and Kirby, and its good faith decision will be final for all parties concerned. The Exchange Agent, in consultation with both K-Sea and Kirby, has the reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Form and Letter of Transmittal. Surrenders of Unit Certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Election Form and Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.
G.	Required Signatures

All individuals listed on the account must sign the Election Form and Letter of Transmittal in order for it to be valid. Please be sure to include your daytime telephone number.

H.	W-9 Certification

Under U.S. federal income tax law, the Exchange Agent may be required to withhold 28% of the amount of any reportable payments made to certain unitholders pursuant to the Merger. To avoid such backup withholding, each unitholder (other than exempt holders that are subject to the rules discussed below) must provide the Exchange Agent with such unitholder’s correct Taxpayer Identification Number (“TIN”) and certify that such unitholder is not subject to such backup withholding by completing the Substitute Form W-9 set forth in Part 2.D. of the Election Form and Letter of Transmittal. In general, if a unitholder is an individual, the TIN is the Social Security number of such individual. If the Exchange Agent is not provided with the correct TIN, the unitholder may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”) and reportable payments made to the unitholder will be subject to backup withholding. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 set forth in Part 2.D. of the Election Form and Letter of Transmittal (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if K-Sea common units are held in more than one name), consult the “Guidelines for Certification of TIN on Substitute Form W-9” beginning on page 11 of this Information and Instruction Booklet. A unitholder who does not have a TIN should write “Applied For” in Part I of the Substitute Form W-9, and shall complete the “Certification of Awaiting Taxpayer Identification Number” of the Substitute Form W-9, if the holder has applied for a TIN or intends to apply for a TIN in the near future. If this box is checked, 28% of all reportable payments made to the holder pursuant to the Merger will be withheld if a TIN is not provided at the time of the payment pursuant to the Merger.
Certain unitholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt unitholders should indicate their exempt status on the Substitute Form W-9 set forth in Part 2.D. of the Election Form and Letter of Transmittal. To satisfy the Exchange Agent that a foreign person qualifies as an exempt recipient, such unitholder must submit a properly completed IRS Form W-8BEN or other applicable Form W-8, signed under penalties of perjury, attesting to that person’s exempt status. Such forms can be obtained from the Exchange Agent upon request.

Failure to complete the Substitute Form W-9 set forth in Part 2.D. of the Election Form and Letter of Transmittal or, as applicable, the applicable Form W-8, will not, by itself, cause K-Sea common units to be deemed invalidly submitted, but may require the Exchange Agent to withhold a portion of the amount of any merger consideration. Backup withholding is not an additional U.S. federal income tax. Rather, the amount of tax withheld will be credited against the federal income tax liability of a person subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS. Note: Failure to complete and return the Substitute Form W-9 set forth in Part 2.D. of the Election Form and Letter of Transmittal or applicable Form W-8 may result in backup withholding of a portion of the consideration payable pursuant to the Merger. Please review the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” beginning on page 11 of this Information and Instruction Booklet for additional details.

IRS CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY MATTERS ADDRESSED HEREIN.

Unless there are special transfer or payment instructions or special delivery instructions, or you are reporting lost, stolen or destroyed certificates, STOP, you need not continue to read the remaining Instructions, although you should review the Frequently Asked Questions beginning on Page 8.

Before you mail your Election Form and Letter of Transmittal, make sure you do the following:
a)	Verify the election you have chosen;

b)	Sign, date and include your daytime phone number;

c)	Print your Social Security Number (“SSN”) or Employer Identification Number (“TIN”) and sign the W-9 certification; and

d)	Include your K-Sea unit certificate(s), if applicable, and/or evidence of transfer of book-entry units along with the Election Form and Letter of Transmittal in the enclosed return envelope.
PART 3. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS
If you are a trustee, executor, administrator or someone who is acting on behalf of a unitholder and your name is not printed on the Election Form and Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the K-Sea common units.

If you want your Kirby shares registered in, or your check for any cash consideration made payable to, a name or names different from the name(s) printed on the Election Form and Letter of Transmittal in Part

2.B., please follow the instructions below. Kirby will pay any transfer taxes with respect to the issuance of any shares of Kirby and/or cash in exchange for K-Sea common units. If, however, payment of the merger consideration is to be made to any person other than the registered holder(s), then the amount of any transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the merger consideration to which such registered holder(s) would otherwise be entitled, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

First, print the name(s) and address(es) of the person(s) to receive the Kirby shares or check for any cash consideration in the space provided under Special Transfer or Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Unit Certificate(s), if applicable, and/or evidence of transfer of book-entry units, and your Election Form and Letter of Transmittal.
A.	NAME CHANGE DUE TO MARRIAGE OR TRANSFER OF OWNERSHIP TO ANOTHER INDIVIDUAL:
1.	Obtain a signature guarantee for the unitholder whose name is printed on the Election Form and Letter of Transmittal in Part 2.B. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

2.	Complete the Substitute Form W-9 by listing the Taxpayer TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” beginning on page 11 of this Information and Instruction Booklet for more detailed information.
B.	UNITHOLDER WHOSE NAME IS PRINTED ON THE ELECTION FORM AND LETTER OF TRANSMITTAL IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:
1.	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.	Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” beginning on page 11 of this Information and Instruction Booklet for more detailed information.
C.	THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING UNITS TO THE SURVIVOR ONLY:
1.	Provide a certified (under raised seal) copy of death certificate.

2.	Survivor’s signature (signature guarantee is not necessary in this case).

3.	Complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” beginning on page 11 of this Information and Instruction Booklet for more detailed information.
D.	THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING UNITS TO THE SURVIVOR AND ADDING A NAME:
1.	Provide a certified (under raised seal) copy of death certificate.

2.	Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” beginning on page 11 of this Information and Instruction Booklet for more detailed information.
E.	THE ACCOUNT IS A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:
1.	The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

2.	Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3.	Complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” beginning on page 11 of this Information and Instruction Booklet for more detailed information.
F.	YOU WANT TO HAVE THE ACCOUNT REGISTERED IN THE NAME OF A TRUST:
1.	Obtain a signature guarantee for the unitholder whose name is printed on the Election Form and Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.
2.	Provide a copy of the first and last pages of the trust agreement.
3.	Complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” beginning on page 11 of this Information and Instruction Booklet for more detailed information.
If your circumstances differ from those listed above, or if you have any other questions, please contact Georgeson Inc. at 866-278-8941 (toll free).
PART 4. SPECIAL DELIVERY INSTRUCTIONS
Complete this section only if you want the check for any cash consideration resulting from your election to be delivered to an address other than the one printed in Part 2.B. of the Election Form and Letter of Transmittal. If you are completing this section, you are required to obtain a Medallion Signature Guarantee.

Note: Your address of record will not be affected by completing this Part 4.
PART 5. NOTICE OF GUARANTEED DELIVERY
Complete the notice of guaranteed delivery ONLY if you are a K-Sea unitholder holding Unit Certificate(s) as of the Election Deadline but are not delivering such Unit Certificate(s) with the Election Form and Letter of Transmittal. Unitholders whose Unit Certificates(s) are not immediately available or who cannot deliver their Unit Certificate(s) to Computershare on or prior to the Election Deadline may make an effective election for their K-Sea common units by properly completing and duly executing the notice of guaranteed delivery included with the Election Form and Letter of Transmittal. The notice of guaranteed delivery may NOT be used in connection with K-Sea common units held in book-entry form.
Pursuant to this procedure, (i) the election must be made by or through an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), and the eligible guarantor institution must complete Part B of the notice of guaranteed delivery, (ii) a properly completed and duly executed Election Form and Letter of Transmittal, including a properly completed and duly executed notice of guaranteed delivery and any required signature guarantees and other documents required by the Election Form and Letter of Transmittal, must be received by Computershare on or prior to the Election Deadline, and (iii) the Unit Certificate(s) must be received by Computershare Trust Company, N.A. within three business days of the Election Deadline.
DELIVERY INSTRUCTIONS
By Overnight Courier:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street
Canton, MA 02021
By Mail:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
The Exchange Agent, in consultation with both K-Sea and Kirby, has the reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form and Letter of Transmittal. Any good faith decisions regarding such matters will be binding and conclusive. Neither Kirby, K-Sea or the Exchange Agent is under any obligation to notify any person of any defect in any Election Form and Letter of Transmittal.

FREQUENTLY ASKED QUESTIONS
A. Completing and Submitting The Election Form and Letter of Transmittal
1.	What is the purpose of the Election Form and Letter of Transmittal?
K-Sea and Kirby and the other parties have entered into the Merger Agreement, which sets forth the terms and conditions pursuant to which the Merger is to occur.
Pursuant to the Merger Agreement, you, as a K-Sea common unitholder, have the right to elect to receive cash or a combination of cash and Kirby shares in exchange for each of your K-Sea common units.
The enclosed Election Form and Letter of Transmittal does two things:
•	First, it allows you to make your election as to the form of consideration you choose to receive in exchange for each of your K-Sea common units.

•	Second, it provides you with instructions on how to exchange your K-Sea common units in order to receive your consideration.
2.	What do I do with the Election Form and Letter of Transmittal?
The Election Form and Letter of Transmittal is divided into five parts. Each part corresponds to a part of the Instructions, which begin on Page 1 of this Information and Instruction Booklet. You should carefully read these Instructions before completing your Election Form and Letter of Transmittal.
In general, you will need to:
•	Complete, sign and date the Election Form and Letter of Transmittal in accordance with the Instructions.

•	Mail the completed Election Form and Letter of Transmittal to Computershare in the enclosed return envelope along with the certificate(s) (or notice of guarantee delivery) and/or an “agent’s message” representing the K-Sea common units covered by the Form.
3.	What happens if I miss the Election Deadline (5:00 p.m., New York time, on [•], 2011)?
If Computershare has not received your properly completed Election Form and Letter of Transmittal by the Election Deadline, you will be deemed to have not made an election and your K-Sea common units will be treated as “Non-Electing Common Units” pursuant to the Merger Agreement. Non-Electing Common Units will be entitled to receive, upon submission of properly completed transmittal materials following the closing of the Merger, merger consideration as if a Cash Election (as described in Question 8 below) had been made with respect to such units.
In addition, failure to send in the Election Form and Letter of Transmittal and related documents could delay your actual receipt of the merger consideration. Promptly following the completion of the Merger, Computershare will mail a second letter of transmittal to those unitholders who have not returned a properly completed Election Form and Letter of Transmittal by the Election Deadline. A K-Sea unitholder who has not properly completed and returned the Election Form and Letter of Transmittal by the Election Deadline must properly complete and return this second letter of transmittal together with the certificate(s) in order to receive the merger consideration.
4.	Do I have to send in my K-Sea unit certificate(s)?
Yes, regardless of what election you make you must return your Unit Certificate(s) and/or an “agent’s message” representing the K-Sea common units covered by the Election Form and Letter of Transmittal with your completed Form, unless you are eligible to complete a notice of guaranteed delivery and have properly completed such notice of guaranteed delivery (see Part 5 of the Instructions).
5.	What if my unit certificate(s) has been mutilated, lost, stolen or destroyed?
If you cannot locate your unit certificate(s), or if your unit certificate(s) have been mutilated, stolen or destroyed, you should immediately (i) complete the Election Form and Letter of Transmittal and check the appropriate box in Part 1 and (ii) contact American Stock Transfer & Trust Company LLC, K-Sea’s transfer agent, immediately. The Transfer Agent will provide you with all necessary forms and instructions to replace any mutilated, lost, stolen or destroyed unit certificates. You will be responsible for all costs and expenses associated with the processing of the issuance of certificates for those claimed as lost, stolen or destroyed. You may also be required to give K-Sea a bond as indemnity against any claim that may be made against it with respect to the unit certificates alleged to have been mutilated, lost, stolen, or destroyed. The Election Form and Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.
6.	What do I do if I hold any of my K-Sea common units with a broker, bank or other nominee?
You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedures for electing the consideration you desire to receive in exchange for your K-Sea common units.
7.	When can I expect to receive my Kirby shares and/or cash?
Kirby and K-Sea currently expect to complete the merger shortly after the Election Deadline. You should receive your check for any cash payment you are entitled to receive in the Merger within 5 to 7 business days after the Merger is completed. Any Kirby shares you are entitled to receive in the Merger will be registered in book-entry form within 5 to 7 business days after the Merger is completed.
In the event that the Merger Agreement is terminated, all elections will be automatically revoked and the Exchange Agent will promptly return without charge certificates representing K-Sea common units previously submitted with the Forms of Election and Letters of Transmittal. In such event, certificates representing K-Sea common units held directly by registered holders will be returned by registered mail. Return of certificates other than by registered mail will only be made at the expense, written direction and risk of holders of K-Sea common units, by means of a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.
B. What You Are Entitled to Receive and Additional Information
8.	What will I receive in the merger?
You have the right to elect to receive cash or a combination of cash and Kirby shares in exchange for each of your K-Sea common units.
No fractional Kirby shares will be issued in the Merger. If you have the right to receive a fraction of a Kirby share, you will receive a cash payment in an amount determined pursuant to the Merger Agreement in lieu of such fractional share.
Under the terms of the Merger Agreement, you can elect to receive the following consideration with respect to each K-Sea common unit you hold:
•	“CASH CONSIDERATION.” A unitholder may elect to receive $8.15 in cash, without interest, subject to the adjustment procedures set forth in the Merger Agreement.

•	“MIXED CONSIDERATION.” A unitholder may elect to receive a combination of $4.075 in cash, without interest, and 0.0734 of a Kirby share, subject to the adjustment procedures set forth in the Merger Agreement.
9.	Can I change or revoke my election?
Yes. You may revoke your election by giving written notice to the Exchange Agent at Computershare Trust Company, N.A., c/o Voluntary Corporate Actions, 250 Royall Street, Canton, MA 02021, prior to 5:00 p.m., New York Time, on [•], 2011, the Election Deadline. After the Election Deadline, you may not revoke any election you have made with respect to the consideration to be received in the Merger.
If you revoke your election prior to the Election Deadline, the K-Sea common units that you revoke will become Non-Electing Common Units (see Question 3 above for details as to the consideration Non-Electing Common Units are entitled to receive), and Kirby will cause the Unit Certificates and/or book-entry units representing such units to be promptly returned without charge; provided, that a subsequent election may be made with respect to any or all of such units for which the election was revoked by delivering a properly completed Election Form and Letter of Transmittal, together with Unit Certificates (or a properly completed notice of guaranteed delivery of such physical certificates by an eligible guarantor institution) and/or an “agent’s message” representing the K-Sea common units covered by such Form, to the Exchange Agent prior to the Election Deadline.
10.	How will I know when the merger is completed?
Kirby will issue a press release announcing the completion of the Merger if and when it is completed.

11.	Who do I call if I have additional questions?
You may contact Georgeson Inc., the Information Agent, at 866-278-8941 (toll free).
Additional copies of the Proxy Statement/Prospectus and the Election Form and Letter of Transmittal may be obtained from the Information Agent at the addresses and telephone numbers set forth below. Holders of K-Sea common units may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance.
The enclosed Election Form and Letter of Transmittal, which must be accompanied by certificate(s) (or a notice of guaranteed delivery) and/or an “agent’s message” representing the K-Sea common units covered by such Form, should be returned to Computershare Trust Company, N.A. in the enclosed return envelope. The address to which you should send your Election Form and Letter of Transmittal will depend on the method of delivery that you choose. The available options and relevant addresses for Computershare Trust Company, N.A. are listed on Page 7 of this Information and Instruction Booklet.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
     Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:		Give the social security number of —
1.	Individual	The Individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor trustee[1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5.	Sole proprietorship or single-owned LLC	The owner[3]

For this type of account:		Give the employer identification number of —
6.	A valid trust, estate, or pension trust	The legal entity[4]

7.	Corporation or LLC electing corporate status on Form 8832	The corporation

8.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

9.	Partnership or multi-member LLC	The partnership

10.	A broker or registered nominee	The broker or nominee

11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments.	The public entity

12.	Disregarded entity not owned by an individual	The owner[3]
Payees that may be exempt from backup withholding include:
•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.
Payments of dividends and patronage dividends generally exempt from backup withholding include:
•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.
Payments of interest generally exempt from backup withholding include:
•	Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if you have not provided your correct taxpayer identification number to the payer.

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

2.	Circle the minor’s name and furnish the minor’s social security number.

3.	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

4.	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.
Payees Exempt from Backup Withholding
Payees specifically exempted from withholding include:
•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government and any political subdivision, agency or instrumentality thereof.
Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.
Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.
Privacy Act Notice—Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to the payer. Certain penalties may also apply.
Penalties
(1) Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. —If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. —Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE

The Exchange Agent for the Merger is:
Computershare Trust Company, N.A.
If delivering by mail:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
If delivering by overnight courier:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street
Canton, MA 02021
The Information Agent for the Merger is:
Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038
866-278-8941